UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 1, 2011

STELLAR RESOURCES, LTD.
(Exact name of registrant as specified in its charter)

Nevada	0-51400	98-0373867
(State or jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

375 N. Stephanie Street, Suite 1411, Las Vegas, Nevada	89014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 475-5857

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 . 14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240 .14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240 . 13e-4(c))

Item 8.01   Other Events

November 1, 2011 - Stellar Resources Ltd., (the “Company”) announced that it sold its remaining ownership interest in Elk Hills Heavy Oil LLC (EHHO) to Elk Hills Petroleum Canada Ltd. (EHPC).

The Company sold 75,000 ownership units (representing a 41.67% ownership) to EHPC for $1,000,000 payable by April 30, 2012.  EHPC now has 150,000 EHHO ownership units representing 83.5% ownership interest. Concurrent with the sale Ray Jefferd resigned as Co-President of EHHO and Stellar resigned as co-manager of EHHO.

The Company chose to sell its minority interest in EHHO to EHPC rather than make further investment in exploring the EHHO property. This divestiture allows the Company to continue its focus of acquiring and developing technologies that have a high profit impact on the upstream oil and gas business.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release.

Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 2nd day of November, 2011.

STELLAR RESOURCES, LTD.

By:          /s/ Ray Jefferd, President
Chief Executive Officer
a member of the Board of Directors

By:          /s/ Luigi Rispoli
Chief Financial Officer
a member of the Board of Directors